EXHIBIT A
                       ENERGYNORTH, INC. AND SUBSIDIARIES
                           CONSOLIDATING BALANCE SHEET
                                     ASSETS
                                December 31, 1995
                                 (in thousands)

                                        ENERGYNORTH   ENERGYNORTH   ENERGYNORTH   BROKEN        CONCORD   ADJUSTMENTS &
                         ENERGYNORTH,   NATURAL GAS      PROPANE,       REALTY,   BRIDGE   COGENERATION   INTERCOMPANY
                                 INC.          INC.          INC.          INC.    CORP.           INC.    ELIMINATIONS     TOTAL
                         ------------   -----------   -----------   -----------   ------   ------------   -------------   --------
Property:
 Utility plant, at cost                    $131,203                                                             $   31    $131,234
 Accumulated depreciation
  and amortization                           42,316                                                                  4      42,320
                         ------------   -----------   -----------   -----------   ------   ------------   -------------    --------
    Net utility plant                        88,887                                                                 27      88,914
  Net nonutility property,
    at cost                       599                       5,667         1,383      422                           (54)      8,017
                         ------------   -----------   -----------   -----------   ------   ------------   -------------    --------
    Net property                  599        88,887         5,667         1,383      422                           (27)     96,931
                         ------------   -----------   -----------   -----------   ------   ------------   -------------    --------
Investment in subsidi-
  aries                        44,205                                                                          (44,205)          -
                         ------------   -----------   -----------   -----------   ------   ------------   -------------    --------
Current assets:
  Cash and temporary cash
    investments                    37           585           139           114        1              5                        881
  Accounts receivable, net        207         8,114         1,067                      1             18             (1)      9,406
  Unbilled revenues                           3,363                                                                          3,363
  Intercompany accounts
    receivable                  1,625        (1,505)         (100)           33                     (29)           (24)          -
  Inventories, at average
    cost                                      7,273           365                                                            7,638
  Prepaid and deferred
    taxes                                     2,116            21            (2)       2                            (1)      2,136
  Recoverable FERC 636
    transition costs                          1,733                                                                          1,733
  Prepaid expenses and
    other                                       779           145             7                                                931
                         ------------   -----------   -----------   -----------   ------   ------------   -------------   --------
   Total current assets         1,869        22,458         1,637           152        4             (6)           (26)     26,088
                         ------------   -----------   -----------   -----------   ------   ------------   -------------   --------

Deferred charges:
  Regulatory asset - income
    taxes                                     2,401                                                                          2,401
  Recoverable environmental
    costs                                     3,698                                                                          3,698
  Other deferred charges           51           700             3            11                      49                        814
                         ------------   -----------   -----------   -----------   ------   ------------   -------------   --------
    Total deferred charges         51         6,799             3            11        -             49               -      6,913
                         ------------   -----------   -----------   -----------   ------   ------------   -------------   --------

Total assets                  $46,724      $118,144        $7,307        $1,546     $426           $ 43       $(44,258)   $129,932
                         ============   ===========   ===========   ===========   ======   ============   =============   ========


EXHIBIT A
                       ENERGYNORTH, INC. AND SUBSIDIARIES
                           CONSOLIDATING BALANCE SHEET
                      STOCKHOLDERS' EQUITY AND LIABILITIES
                                December 31, 1995
                                 (in thousands)

                                       ENERGYNORTH   ENERGYNORTH   ENERGYNORTH  BROKEN        CONCORD  ADJUSTMENTS &
                         ENERGYNORTH,  NATURAL GAS,     PROPANE,       REALTY,  BRIDGE  COGENERATION,  INTERCOMPANY
                                 INC.          INC.         INC.          INC.   CORP.           INC.  ELIMINATIONS   TOTAL
                         ------------  ------------  -----------  ------------  ------  -------------  ------------  -------
Capitalization:
 Common stockholders'
 equity:
  Common stock                $ 3,208       $ 3,000       $   15        $    7   $  10            $ 1      $ (3,033) $  3,208
  Amount in excess of par      29,782        21,038          850           378     390             45       (22,701)   29,782
  Retained earnings            12,185        16,585        1,837            22      36             (9)      (18,498)   12,158
                         ------------  ------------  -----------  ------------  ------  --------------  ------------  -------
                               45,175        40,623        2,702           407     436             37       (44,232)   45,148

Total common stockholders'
  equity
  Long-term debt                   21        28,509          215         1,000                                         29,745
  Capital lease obligations       191            15                                                                       206
                         ------------  ------------  -----------  ------------  ------  --------------  -------------  ------
    Total capitalization       45,387        69,147        2,917         1,407     436             37       (44,232)   75,099
                         ------------  ------------  -----------  ------------  ------  --------------  -------------  ------

Current liabilities:
  Notes payable to banks                      6,200          610                                                        6,810
  Long-term debt                   22         1,651        1,714            51                                          3,438
  Capital lease obliga-
    tions                         213            43                                                                       256
  Inventory purchase
    obligation                                7,723                                                                     7,723
  Accounts payable                 57         5,948          979            (7)                     6            (26)   6,957
  Deferred gas costs                          1,424                                                                     1,424
  Accrued interest                            1,564            9             8                                          1,581
  Accrued taxes                    (3)        1,308          221             8       (8)                                1,526
  Accrued FERC 636 trans-
    ition costs                               1,733                                                                     1,733
  Customer deposits, environ-
    mental and other            1,048         1,237           69                      2                                 2,356
                         ------------  ------------  -----------  -------------  ------   -----------  --------------  ------
    Total current liabil-
      ities                     1,337        28,831        3,602            60       (6)            6            (26)  33,804
                         ------------  ------------  -----------  -------------  ------   -----------  --------------  ------

Deferred credits:
  Deferred income taxes                      14,483          772            79       (4)                               15,330
  Unamortized investment
    tax credits                               1,975                                                                     1,975
  Regulatory liability -
    income taxes                              1,467                                                                     1,467
  Contributions in aid of
    construction and other                    2,241           16                                                        2,257
                         ------------  ------------  -----------  ------------  --------  ------------  -------------  ------
    Total deferred charges          -        20,166          788            79       (4)             -              -  21,029
                         ------------  ------------  -----------  ------------  --------  ------------  -------------  ------
Total stockholders' equity
  and liabilities             $46,724      $118,144       $7,307        $1,546     $426           $ 43      $(44,258) $129,932
                         ============  ============  ===========  ============  ========  ============  ============= ========

EXHIBIT A
                       ENERGYNORTH, INC. AND SUBSIDIARIES
                        CONSOLIDATING STATEMENT OF INCOME
                  FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1995
                                 (in thousands)
                                       ENERGYNORTH    ENERGYNORTH   ENERGYNORTH   BROKEN         CONCORD   ADJUSTMENTS &
                        ENERGYNORTH,   NATURAL GAS,       PROPANE,       REALTY,   BRIDGE   COGENERATION,    INTERCOMPANY
                                INC.           INC.           INC.          INC.    CORP.            INC.    ELIMINATIONS    TOTAL
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------
Operating revenues:
 Utility gas service                        $72,523                                                                         $72,523
 Propane gas service                                         9,787                                                            9,787
 Rental revenue                                                              393                                    (393)         -
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------
    Total operating
      revenues                               72,523          9,787           393                                    (393)    82,310
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------

Operating expenses:
  Cost of gas sold                           36,867          4,745                                                  (498)    41,114
  Operations and main-
    tenance                                  18,179          2,944           130                                    (388)    20,865
  Depreciation and
    amortization                              4,234            964            78                                       1      5,277
  Taxes other than income
    taxes                                     3,431            204            74       15                              1      3,725
  Federal and state income
    taxes                                     2,473            352             6       (2)                             1      2,830
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------
   Total operating
     expenses                                65,184          9,209           288       13                           (883)    73,811
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------
Operating income (loss)                       7,339            578           105      (13)                           490      8,499
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------
Other income (expense),
  net                                         1,234            176                      3                              5      1,418
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------

Interest expense:
  Interest on long-term
    debt                                      2,850            180            95                                              3,125
  Other interest                                787             11                                                   497      1,295
  Interest charged to
    construction                                (33)                                                                            (33)
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------
    Total interest
      expense                                 3,604            191            95                                     497      4,387
                        ------------   ------------   ------------   -----------   ------   -------------   -------------   -------

Earnings (loss) applic-
  ation to common stock                     $ 4,969         $  563          $ 10     $(10)                           $(2)   $ 5,530
                        ============   ============   ============   ===========   =======   ============   =============   =======

Consolidated earnings per share - $1.74


EXHIBIT A
                       ENERGYNORTH, INC. AND SUBSIDIARIES
                       CONSOLIDATING  STATEMENT OF SURPLUS
                  FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1995
                                 (in thousands)

                                         ENERGYNORTH   ENERGYNORTH   ENERGYNORTH   BROKEN         CONCORD   ADJUSTMENTS &
                         ENERGYNORTH,   NATURAL GAS,      PROPANE,       REALTY,   BRIDGE   COGENERATION,    INTERCOMPANY
                                 INC.           INC.          INC.          INC.   CORP.             INC.    ELIMINATIONS    TOTAL
                         ------------   ------------   -----------   -----------   ------   -------------   -------------   -------
Balance -
  December 31, 1994           $10,247        $15,029        $1,453           $12      $46            $(9)       $(16,558)   $10,220

Add:
 Earnings (loss) applic-
   able to common stock         5,530          4,969           563            10      (10)                        (5,532)     5,530

Less:
 Cash dividends                 3,592          3,413           179                                                (3,592)     3,592
                         ------------   ------------   -----------   -----------   ------   -------------   -------------   -------
Balance -
  December 31, 1995           $12,185       $16,585         $1,837           $22      $36            $(9)       $(18,498)   $12,158
                         ============   ============   ===========   ===========   ======   =============   =============   =======

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